UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2005

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 400, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company announced that, on February 28, 2005, its Board of Directors appointed Dante C. Parrini, age 40, to the position of Executive Vice President and Chief Operating Officer. In this capacity, Mr. Parrini holds responsibilities for sales, marketing, operations, supply chain, new product development and human resources. This position reports directly to George H. Glatfelter II, Chairman and Chief Executive Officer.

Prior to his becoming Chief Operating Officer, Mr. Parrini was Senior Vice President and General Manager, a position he held since January 2003. From December 2000 until January 2003, Mr. Parrini was Vice President - Sales and Marketing. From July 2000 to December 2000, he was Vice President - Sales and Marketing, Glatfelter Division and Corporate Strategic Marketing. Mr. Parrini has been an officer of the Company since December 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

March 4, 2005	By:	John P. Jacunski

Name: John P. Jacunski
Title: Vice President and Corporate Controller